    As filed with the Securities and Exchange Commission on February 4, 2000.

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                               CENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                  NEVADA                                   75-0778259
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

            2728 NORTH HARWOOD                         RAYMOND G. SMERGE
           DALLAS, TEXAS 75201                     EXECUTIVE VICE PRESIDENT,
              (214) 981-5000                   CHIEF LEGAL OFFICER AND SECRETARY
    (Address, including zip code, and                 CENTEX CORPORATION
telephone number, including area code, of             2728 NORTH HARWOOD
registrant's principal executive offices)             DALLAS, TEXAS 75201
                                                        (214) 981-5000
                                             (Name, address, including zip code,
                                               and telephone number, including
                                               area code, of agent for service)

                                   -----------
                                    Copy to:
                                  JAMES R. DOTY
                               GEOFFREY L. NEWTON
                               BAKER BOTTS L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 953-6500

         Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

                         CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities  Amount to be  Proposed Maximum Offering Price  Proposed Maximum Aggregate  Amount of Registration
         to be Registered           Registered           Per Share (1)                Offering Price (1)               Fee (2)

     Common Stock, par value
          .25 per share              807,860           $         21.72                 $     17,546,720             $        4,633

     (1) Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the Centex's common stock as reported on the New York Stock Exchange on January 31, 2000 in accordance with Rule 457(c) under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

The information in this prospectus is incomplete and may be changed. We may not sell these securities until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2000

PROSPECTUS

                                 807,860 SHARES
                                  COMMON STOCK



                               CENTEX CORPORATION
                            2728 North Harwood Street
                               Dallas, Texas 75201
                                 (214) 981-5000
                         ------------------------------


         This prospectus relates to the public offering, which is not being underwritten, of up to 807,860 shares of common stock, par value $0.25 per share, of Centex Corporation, which may be offered from time to time by the selling stockholders identified below, all of which are limited partnerships established for the benefit of members of the immediate family of certain directors and executive officers of Centex or executive officers of subsidiaries of Centex (collectively, the "Directors and Officers"), or donees, transferees, pledgees or other successors in interest that receive such shares as a gift, purchase or other related transfer. Centex will receive no part of the proceeds of such sales. The shares of Centex common stock offered by this prospectus were issued by Centex upon the exercise of options granted to Directors and Officers under the Centex Corporation 1987 Stock Option Plan. The options were transferred for value by the Directors and Officers to family partnerships in December 1999 and January 2000 and have been exercised in full by the family partnerships. The issuance of shares of Centex common stock upon exercise of the options was effected in reliance upon the exemption from the registration requirements of the Securities Act of 1933 provided in Section 4(2) of that Act.

         These shares may be offered by the selling stockholders from time to time in one or more transactions as described under the "Plan of Distribution." To the extent required, the number of shares to be sold, the name of selling stockholders, the purchase price, the name of any agent or broker-dealer and any applicable commissions, discounts or other items constituting compensation to such agent or broker-dealer with respect to a particular offering will be set forth in a supplement or supplements to this prospectus. The aggregate proceeds to any selling stockholder from the sale of the shares offered from time to time will be the purchase price of the shares sold less commissions, discounts and other compensation, if any, paid by such selling stockholder to any agent or broker-dealer. The price at which any of the shares may be sold, and the commissions, if any paid, in connection with any sale, are unknown and may vary from transaction to transaction. Centex will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Stockholders" and "Plan of Distribution."

         Centex's common stock is listed on the New York Stock Exchange under the symbol "CTX." On February 3, 2000, the last sale price of Centex's common stock was $22.00 per share.

         The Securities and Exchange Commission may take the view that, under certain circumstances, the selling stockholders and any broker-dealers or agents that participate with such stockholders in the distribution of these registered shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act of 1933.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                The date of this prospectus is February 4, 2000.

                                TABLE OF CONTENTS

                                                               Page
                                                               ----


CENTEX   .........................................................3
         Home Building............................................3
         Investment Real Estate...................................3
         Financial Services.......................................3
         Construction Products....................................3
         Contracting and Construction Services....................3

WHERE YOU CAN FIND MORE INFORMATION...............................4

A WARNING ABOUT FORWARD-LOOKING STATEMENTS........................4

USE OF PROCEEDS...................................................5

SELLING STOCKHOLDERS..............................................5

PLAN OF DISTRIBUTION..............................................6

LEGAL MATTERS.....................................................8

EXPERTS  .........................................................8

                  You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                     CENTEX

         Through its various subsidiaries, Centex Corporation is one of the nation's largest home builders and general building contractors. We also provide retail mortgage lending services through various financial services subsidiaries. We currently operate in five principal business segments:

         o        Home Building;

         o        Investment Real Estate;

         o        Financial Services;

         o        Construction Products; and

         o        Contracting and Construction Services.

HOME BUILDING

         The Home Building business has expanded to include both Conventional Homes and Manufactured Homes. The Conventional Homes operations currently involve the construction and sale of single-family homes, town homes and low-rise condominiums and also include the purchase and development of land.

         In March 1997, we entered the Manufactured Homes business when we acquired approximately 80% of the predecessor of Cavco Industries, LLC. Recently we acquired the remaining interest in Cavco Industries, LLC that we did not already own. Manufactured Homes operations include the manufacture of quality residential and park model homes and their sale through company-owned retail outlets and a network of independent dealers.

INVESTMENT REAL ESTATE

         Investment Real Estate operations involve the acquisition, development and sale of land, and the development of industrial, office, retail and other commercial projects and apartment complexes.

FINANCIAL SERVICES

         Through our Financial Services operations, we offer financing of conventional and manufactured homes, home equity and sub-prime lending and the sale of title and other insurance coverages. These activities include mortgage origination and other related services for homes sold by our subsidiaries and by others.

CONSTRUCTION PRODUCTS

         Through our Construction Products operations, we manufacture cement, gypsum wallboard and ready-mix concrete for distribution and sale. In April 1994, our construction products subsidiary, Centex Construction Products, Inc., completed an initial public offering of 51% of its common stock. Principally as a result of stock repurchases by Centex Construction Products, our ownership interest in Centex Construction Products has increased to 63.2% as of December 31, 1999.

CONTRACTING AND CONSTRUCTION SERVICES

         Contracting and Construction Services activities involve the construction of buildings for both private and government interests, including office, commercial and industrial buildings, hospitals, hotels, museums, libraries, airport facilities and educational facilities.

         Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference:

         o our Joint Annual Report on Form 10-K of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 1999;

         o our Joint Quarterly Reports on Form 10-Q of Centex Corporation, 3333 Holding Corporation and Centex Development Company, L.P. for the quarters ended June 30, 1999 and September 30, 1999; and

         o our Current Reports on Form 8-K dated August 9, 1999, August 27, 1999, January 27, 2000 and February 1, 2000.

         We also incorporate by reference any future filings made with the SEC (File No. 1-06776) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the shares.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                  Corporate Secretary
                  Centex Corporation
                  2728 North Harwood
                  Dallas, Texas 75201
                  (214) 981-5000

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained in this prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of our operations. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of our company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you purchase securities. These possible events or factors include the following:

         o        general economic conditions and interest rates;

         o        the cyclical and seasonal nature of our businesses;

         o        adverse weather;

         o        changes in property taxes and energy costs;

         o changes in federal income tax laws and federal mortgage financing programs;

         o        governmental regulation;

         o        changes in governmental and public policy;

         o changes in economic conditions specific to any one or more of our markets and businesses;

         o        competition;

         o        availability of raw materials; and

         o        unexpected operations difficulties.

         We refer you to the documents identified above under "Where You Can Find More Information" for a discussion of these factors and their effects on our business.

                                 USE OF PROCEEDS

         Centex will not receive any of the proceeds from the sale of these shares of common stock. All proceeds from the sale of these shares of common stock will be for the account of the selling stockholders. See "Selling Stockholders" and "Plan of Distribution" described below.

                              SELLING STOCKHOLDERS

         The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the number of shares that the selling stockholders own as of such date, the number of shares owned by the selling stockholders that may be offered for sale from time to time by this prospectus, and the number of shares to be held by the selling stockholders assuming the sale of all of the shares offered hereby.

                                          Shares Beneficially                                 Shares Beneficially Owned
                                                Owned(1)                Shares that may be       If All Shares Being
                                         Prior to Offering and        Sold Pursuant to this    Registered Hereunder Are
                                       Being Registered for Sale            Prospectus               Sold (1) (2)
                                       -------------------------      ---------------------   -------------------------
 Selling Stockholders                  Number            Percent       Number      Percent      Number        Percent
 --------------------                  ------            -------       ------      -------      ------        -------
Albright Partners, Ltd.                30,000               *          30,000         *           --            --
3109 Oak Hollow Drive
Plano, Texas 75093

B and S Partners, Ltd.                 53,760               *          53,760         *           --            --
625 3rd Key Drive
Fort Lauderdale, Florida 33308

Granite Springs, Ltd.                  82,400               *          82,400         *           --            --
6556 Ivyglen Drive
Dallas, Texas 75240

International Belclaire, Ltd.          40,664               *          23,700         *         16,964            *
4200 Belclaire
Dallas, Texas 75205

International Silver Springs, Ltd.     80,000               *          80,000         *           --            --
3376 Silver Springs Court
Lafayette, California 94549

McFenix Partners, Ltd.                220,000               *         220,000         *           --            --
2 Glenchester Court
Dallas, Texas 75225

Shadowbay Partners, Ltd.               78,000               *          78,000         *           --            --
16 Windsor Ridge
Frisco, Texas 75034

Wilderness Partners, Ltd.             240,000               *         240,000         *           --            --
2728 N. Harwood
Dallas, Texas 75201

--------------------

*        Less than 1.0%.

         (1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power and also any shares which the stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right.

         (2) Assumes that the selling stockholders will sell all the shares set forth above under "Shares Which May Be Sold Pursuant to this Prospectus." There can be no assurance that the selling stockholders will sell all or any of the shares offered hereunder.

                              PLAN OF DISTRIBUTION

         The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders identified above, all of which are family partnerships, and donees, transferees, pledgees or other successors in interest that receive such shares as a gift, purchase or other related transfer. The selling stockholders will act independently of Centex in making decisions with respect to the timing, manner and size of any sale.

         The shares of Centex common stock offered by this prospectus were issued by Centex upon the exercise of options granted to the Directors and Officers under the Centex Corporation 1987 Stock Option Plan. The options were transferred for value by the Directors and Officers to family partnerships in December 1999 and January 2000 and have been exercised in full by the family partnerships. The issuance of shares of Centex common stock upon exercise of the options was effected in reliance upon the exemption from the registration requirements of the Securities Act of 1933 provided in Section 4(2) of that Act.

         The selling stockholders may sell the shares on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus; (c) an over-the-counter distribution in accordance with the rules of the New York Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of Centex common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell Centex common stock short and redeliver the shares to close out such short positions. The selling stockholders also may enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of shares offered hereby, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may pledge shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales, and any commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Centex will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and is complied with.

         Centex has advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities and Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their respective affiliates. In addition, Centex will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

         The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any dealer or agent, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public. We cannot assure you that the selling stockholders will sell all or any of the shares.

         Centex intends to keep the registration statement of which this prospectus constitutes a part effective until the earlier of February 3, 2002 or the date upon which all of the shares have been sold.

                                  LEGAL MATTERS

         The validity of the shares of Centex common stock offered by this prospectus will be passed upon by Raymond G. Smerge, Esq., Executive Vice President, Chief Legal Officer and Secretary of Centex.

                                     EXPERTS

         The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Centex will pay all expenses incident to the offering and sale to the public of the shares being registered, other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table.



SEC registration fee................................... $       4,632
                                                         ------------
New York Stock Exchange listing fee.................... $           0
                                                         ------------
Legal fees and expenses................................ $      15,000
                                                         ------------
Accounting fees and expenses........................... $       5,000
                                                         ------------
Printing expenses...................................... $       5,000
                                                         ------------
Miscellaneous expenses................................. $       5,000
                                                         ------------
Total.................................................. $      34,632
                                                         ============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Nevada corporation. Pursuant to the provisions of
Section 78.7502 of the Nevada General Corporation Law, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause or belief his conduct was unlawful.

         Under Nevada law, the Registrant also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent any person referred to in the two immediately preceding paragraphs is successful on the merits or otherwise in defense of any action, suit or proceeding, the Nevada General Corporation Law provides that such person must be indemnified by the corporation against expenses including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the Nevada General Corporation Law requires the corporation to obtain a determination that any discretionary indemnification is proper under the circumstances. Such a determination must be made by the corporation's stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel. The Articles of Incorporation of the Registrant provide for indemnification of its directors and officers to the extent provided by Nevada law.

         In addition, Section 78.037 of the Nevada General Corporation Law permits Nevada corporations to include in their articles of incorporation a provision eliminating the personal liability of their directors and officers, to the corporation or stockholders, for damages resulting from their breach of fiduciary duties. An amendment to the Articles of Incorporation of the Registrant was adopted by its stockholders at the annual meeting held on July 15, 1987 in order to effect the permitted limitation on liability. This limitation on liability is also reflected in the Bylaws of the Registrant.

         The Bylaws of the Registrant provide that the corporation shall indemnify its directors, officers, employees and agents to the fullest extent provided by the Nevada General Corporation Law and its Articles of Incorporation. In addition, the Bylaws of the Registrant provide for indemnification to the same extent of any director, officer or employee of the corporation who serves in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the corporation or its subsidiaries.

         The Registrant has entered into indemnification contracts with its directors and may enter into similar contracts from time to time with certain officers and employees of the Registrant and its subsidiaries who are not directors of the Registrant. The general effect of the indemnification contracts is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by the law against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of the Registrant, by reason of their service in the foregoing capacities. The provisions of the aforementioned indemnification contracts were approved by the Registrant's stockholders at the annual meeting of stockholders held on July 16, 1986.

         The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of the statute, articles of incorporation, bylaws, agreements and insurance policies referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

5.1      Opinion of Raymond G. Smerge, Esq.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as
         Exhibit 5.1)

24.1 Power of Attorney of certain signatories (contained on the signature page of this Registration Statement).

ITEM 17. UNDERTAKINGS

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Centex Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of February 4, 2000.

                                        CENTEX CORPORATION


                                        By: /s/ DAVID W. QUINN
                                           ----------------------------------
                                           David W. Quinn
                                           Vice Chairman of the Board and
                                           Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Centex Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Laurence E. Hirsch and David W. Quinn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



      SIGNATURES             CAPACITY IN WHICH SIGNED              DATE
      ----------             ------------------------              ----
                            Chairman of the Board and
                            Chief Executive Officer;
                                    Director
/s/ LAURENCE E. HIRSCH    (Principal Executive Officer)       February 4, 2000
----------------------
 Laurence E. Hirsch
                         Vice Chairman of the Board and
                            Chief Financial Officer;
                                    Director
/s/ DAVID W. QUINN        (Principal Financial Officer)       February 4, 2000
----------------------
   David W. Quinn


                          Vice President and Controller
/s/ JOHN S. WORTH, SR.    (Principal Accounting Officer)      February 4, 2000
----------------------
 John S. Worth, Sr.

/s/ BARBARA T. ALEXANDER                 Director             February 4, 2000
---------------------------
   Barbara T. Alexander


/s/ DAN W. COOK III                      Director             February 4, 2000
---------------------------
      Dan W. Cook III


/s/ JUAN L. ELEK                         Director             February 4, 2000
---------------------------
       Juan L. Elek


/s/ CLINT W. MURCHISON, III              Director             February 4, 2000
---------------------------
  Clint W. Murchison, III


/s/ CHARLES H. PISTOR, JR.               Director             February 4, 2000
---------------------------
  Charles H. Pistor, Jr.


                                         Director
---------------------------
      Paul R. Seegers


/s/ PAUL T. STOFFEL                      Director             February 4, 2000
---------------------------
      Paul T. Stoffel

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
5.1      Opinion of Raymond G. Smerge, Esq.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Raymond G. Smerge, Esq. (contained in his opinion filed as
         Exhibit 5.1).

24.1 Power of Attorney of certain signatories (contained on signature page of this Registration Statement).